UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2023

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marie E. Fallon informed Ginkgo Bioworks Holdings, Inc. (the “Company”) on May 1, 2023 of her intent to resign from her role as Chief Accounting Officer of the Company, effective May 15, 2023. Ms. Fallon agreed to continue to serve as an employee of the Company through June 2, 2023 and then as a consultant to the Company for an interim period. Ms. Fallon’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s financial statements, operations, policies or practices.

In connection with Ms. Fallon’s resignation and subject to the approval of the Company’s Board of Directors, on May 5, 2023, the Company appointed Steven P. Coen, age 57, as its Chief Accounting Officer, effective May 15, 2023. Mr. Coen will receive an annual base salary of $400,000 and a new hire equity grant, subject to the approval of the Company’s Board of Directors, consisting of a number of restricted stock units equal to $1,500,000 divided by the average closing price for one share of the Company’s Class A common stock for the 30 consecutive trading days ending on June 1, 2023, rounded up to the nearest whole share. The award will vest over four years with a one year cliff. Mr. Coen will also be eligible to participate in the Company’s deferred compensation plan and to receive other Company benefits, in each case subject to the terms of the applicable plan or program. Mr. Coen joined the Company on May 1, 2023 and comes to Ginkgo with over 30 years of public accounting and corporate finance leadership experience, most recently with Charles River Laboratories, a global contract research organization for pharmaceutical and biotechnology companies, government agencies and leading academic institutions, where he served as the Corporate Vice President & Corporate Controller since May 2017. Prior to Charles River, Mr. Coen served in accounting and finance leadership roles in the technology and medical device industries after spending more than 17 years in the audit practice at Deloitte & Touche LLP. Mr. Coen earned a B.S. in Accounting and an A.S. in Management from Bentley University and is a Certified Public Accountant in Massachusetts.

On May 5, 2023, the Company issued a press release announcing Ms. Fallon’s resignation and Mr. Coen’s appointment as Chief Accounting Officer. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, issued by Ginkgo Bioworks Holdings, Inc. on May 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: May 5, 2023	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer